UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2005

infoUSA Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)	On July 22, 2005, at the regular quarterly meeting of the Board of Directors of infoUSA Inc. (the “Company”), Harold W. Andersen resigned from the Audit Committee of the Board of Directors. Mr. Andersen continues to serve as a director of the Company, for a term expiring at the Company’s annual meeting of stockholders in 2007. Mr. Andersen also continues to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

On July 22, 2005, the Board of Directors appointed Dr. Charles W. Stryker to serve on the Audit Committee, to fill the vacancy created by the resignation of Mr. Andersen. Dr. Stryker was elected a director of the Company at the Company’s 2005 Annual Meeting of Stockholders on April 29, 2005, for a term expiring at the Company’s annual meeting of stockholders in 2008.

The other members of the Audit Committee are Anshoo Gupta and Dr. Vasant H. Raval. (Anshoo Gupta is not related to Vinod Gupta, the Chairman and Chief Executive Officer of the Company.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: July 26, 2005	By:	/s/ RAJ DAS
Raj Das,
Chief Financial Officer

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